FOR IMMEDIATE RELEASE

CNA FINANCIAL ANNOUNCES THIRD QUARTER 2023
NET INCOME OF $0.95 PER SHARE AND CORE INCOME OF $1.06 PER SHARE
•Net income of $258 million versus net loss of $42 million in the prior year quarter; core income of $289 million versus $43 million in the prior year quarter.
•Core income up 56% to $291 million versus $186 million in the prior year quarter, excluding the results of the Life & Group annual reserve reviews.
•P&C core income up 35% to $351 million versus $260 million in the prior year quarter, reflects higher net investment income, record high pretax underlying underwriting income and lower catastrophe losses.
•Life & Group core loss of $29 million versus $192 million in the prior year quarter, reflects an unfavorable after-tax impact of $2 million in 2023 and $143 million in 2022 as a result of the annual reserve reviews. Results for the prior year quarter have been adjusted to reflect the application of the LDTI accounting standard.
•Net investment income up 31% to $553 million pretax, includes a $72 million increase from limited partnerships and common stock to $28 million and a $59 million increase from fixed income securities and other investments to $525 million.
•P&C combined ratio of 94.3%, compared with 95.8% in the prior year quarter, including 4.1 points of catastrophe loss impact compared with 5.5 points in the prior year quarter. P&C underlying combined ratio was 90.4% compared with 91.1%, in the prior year quarter. P&C underlying loss ratio was 60.0% and the expense ratio was 30.1%.
•P&C segments, excluding third party captives, generated gross written premium growth of 7% and net written premium growth of 6%. P&C renewal premium change of +6%, with written rate of +5% and exposure change of +1%.
•Book value per share of $31.61; book value per share excluding AOCI of $45.43, a 7% increase from year-end 2022 adjusting for $2.46 of dividends per share.
•Board of Directors declares regular quarterly cash dividend of $0.42 per share.

CHICAGO, October 30, 2023 --- CNA Financial Corporation (NYSE: CNA) today announced third quarter 2023 net income of $258 million, or $0.95 per share, versus net loss of $42 million, or $(0.15) per share, in the prior year quarter. Net investment losses for the quarter were $31 million compared to $85 million in the prior year quarter. Core income for the quarter was $289 million, or $1.06 per share, versus $43 million, or $0.16 per share, in the prior year quarter.
Our Property & Casualty segments produced core income of $351 million for the third quarter of 2023, an increase of $91 million compared to the prior year quarter driven by higher net investment income, record high pretax underlying underwriting income and lower catastrophe losses. P&C segments, excluding third party captives, generated gross written premium growth of 7% and net written premium growth of 6% for the third quarter of 2023 driven by renewal premium change of +6%, including rate of +5% and exposure change of +1%.
Our Life & Group segment produced a core loss of $29 million for the third quarter of 2023 versus $192 million in the prior year quarter, which reflects an unfavorable after-tax impact of $2 million in 2023 and $143 million in 2022 as a result of the annual reserve reviews.
Our Corporate & Other segment produced a core loss of $33 million for the third quarter of 2023 versus $25 million in the prior year quarter.
CNA Financial declared a quarterly dividend of $0.42 per share, payable November 30, 2023 to stockholders of record on November 13, 2023.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions, except per share data)	2023	2022 (a)	2023	2022 (a)
Net income (loss)	$258	$(42)	$838	$443
Core income (b)	289	43	922	571

Net income (loss) per diluted share	$0.95	$(0.15)	$3.08	$1.63
Core income per diluted share	1.06	0.16	3.39	2.10

	September 30, 2023	December 31, 2022 (a)
Book value per share	$31.61	$31.55
Book value per share excluding AOCI	45.43	44.83
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
(b)Management utilizes the core income (loss) financial measure to monitor the Company's operations. Please refer herein to the Reconciliation of GAAP Measures to Non-GAAP Measures section of this press release for further discussion of this non-GAAP measure.
"We continued to produce very strong results with a significant increase in core income driven by a 31% increase in net investment income, record levels of P&C underlying underwriting gain, lower levels of catastrophe loss, and improved results in Life & Group. Our annual Life and Group reserve assumption review resulted in a neutral change this year compared to a $143 million after-tax loss last year. Excluding the impacts of the Life & Group reserve review, our core income was still up by 56% this quarter.
P&C core income was up 35% in the quarter driven by higher investment income, and $220 million of underlying underwriting income. The all-in combined ratio was 94.3% with pretax catastrophe losses of $94 million or 4.1 points, and 0.2 points of favorable prior period development. The P&C underlying combined ratio was 90.4%.
We recorded 7% growth in gross written premium ex captives and 6% growth in net written premium. Our overall rate change remained stable at 5%, and importantly, rates improved in our casualty lines most impacted by social inflation, and rate turned positive in Specialty as decreases in management liability pricing moderated in the quarter. We are encouraged by these trends as we continue to cover our long run loss cost trends from written rate increases together with the exposure increases that act like rate, and we are confident in our ability to continue to leverage the favorable market conditions," said Dino E. Robusto, Chairman & Chief Executive Officer of CNA Financial Corporation.

Property & Casualty Operations

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2023	2022	2023	2022
Gross written premiums ex. 3rd party captives	$2,595	$2,430	$8,305	$7,560
GWP ex. 3rd party captives change (% year over year)	7%		10%
Net written premiums	$2,178	$2,060	$6,938	$6,379
NWP change (% year over year)	6%		9%
Net earned premiums	$2,295	$2,103	$6,662	$6,080
NEP change (% year over year)	9%		10%
Underwriting gain	$131	$84	$399	$425
Net investment income	$318	$230	$951	$692
Core income	$351	$260	$1,071	$898

Loss ratio excluding catastrophes and development	60.0%	59.9%	59.9%	60.0%
Effect of catastrophe impacts	4.1	5.5	3.2	2.8
Effect of development-related items	(0.2)	(0.8)	—	(0.9)
Loss ratio	63.9%	64.6%	63.1%	61.9%

Expense ratio	30.1%	30.8%	30.6%	30.8%

Combined ratio	94.3%	95.8%	94.0%	93.0%
Combined ratio excluding catastrophes and development	90.4%	91.1%	90.8%	91.1%
•The underlying combined ratio improved 0.7 points as compared with the prior year quarter. The expense ratio improved 0.7 points driven by net earned premium growth of 9% and a favorable International reinsurance acquisition related catch-up adjustment partially offset by higher employee related costs. The underlying loss ratio was largely consistent with the prior year quarter.
•The combined ratio improved 1.5 points as compared with the prior year quarter. Catastrophe losses were $94 million, or 4.1 points of the loss ratio in the quarter compared with $114 million, or 5.5 points of the loss ratio, for the prior year quarter. Favorable net prior year development improved the loss ratio by 0.2 points in the current quarter as compared with 0.8 points of improvement in the prior year quarter.
•P&C segments, excluding third party captives, generated gross written premium growth of 7% and net written premium growth of 6%. Excluding currency fluctuations, gross written premiums grew 7% and net written premiums grew 5%.

Business Operating Highlights
Specialty

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2023	2022	2023	2022
Gross written premiums ex. 3rd party captives	$949	$958	$2,796	$2,816
GWP ex. 3rd party captives change (% year over year)	(1)%		(1)%
Net written premiums	$825	$840	$2,438	$2,443
NWP change (% year over year)	(2)%		—%
Net earned premiums	$829	$810	$2,438	$2,376
NEP change (% year over year)	2%		3%

Underwriting gain	$83	$92	$237	$273

Loss ratio excluding catastrophes and development	58.6%	58.4%	58.5%	58.6%
Effect of catastrophe impacts	—	0.2	—	0.1
Effect of development-related items	(0.6)	(1.9)	(0.3)	(1.4)
Loss ratio	58.0%	56.7%	58.2%	57.3%

Expense ratio	31.8%	31.7%	31.9%	31.0%

Combined ratio	90.1%	88.7%	90.3%	88.5%
Combined ratio excluding catastrophes and development	90.7%	90.4%	90.6%	89.8%
•The underlying combined ratio increased 0.3 points as compared with the prior year quarter comprised of a 0.2 point increase in the underlying loss ratio and a 0.1 point increase in the expense ratio.
•The combined ratio increased 1.4 points as compared with the prior year quarter. Favorable net prior year development improved the loss ratio by 0.6 points in the quarter compared with 1.9 points of improvement in the prior year quarter.
•Gross written premiums, excluding third party captives declined 1% and net written premiums declined 2% for the third quarter of 2023.

Commercial

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2023	2022	2023	2022
Gross written premiums ex. 3rd party captives	$1,340	$1,184	$4,384	$3,711
GWP ex. 3rd party captives change (% year over year)	13%		18%
Net written premiums	$1,071	$962	$3,588	$3,097
NWP change (% year over year)	11%		16%
Net earned premiums	$1,170	$1,023	$3,336	$2,901
NEP change (% year over year)	14%		15%

Underwriting gain (loss)	$13	$(23)	$96	$94

Loss ratio excluding catastrophes and development	61.5%	61.5%	61.5%	61.5%
Effect of catastrophe impacts	7.4	10.0	5.7	5.0
Effect of development-related items	—	—	(0.2)	(0.5)
Loss ratio	68.9%	71.5%	67.0%	66.0%

Expense ratio	29.5%	29.9%	29.6%	30.1%

Combined ratio	98.9%	101.9%	97.1%	96.6%
Combined ratio excluding catastrophes and development	91.5%	91.9%	91.6%	92.1%
•The underlying combined ratio improved 0.4 points as compared with the prior year quarter, reflecting the lowest underlying combined ratio on record. The expense ratio improved 0.4 points driven by net earned premium growth of 14%.
•The combined ratio decreased 3.0 points as compared with the prior year quarter. Catastrophe losses were $87 million, or 7.4 points of the loss ratio in the quarter compared with $103 million, or 10.0 points of the loss ratio, for the prior year quarter.
•Gross written premiums, excluding third party captives grew 13% and net written premiums grew 11% for the third quarter of 2023.

International

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2023	2022	2023	2022
Gross written premiums	$306	$288	$1,125	$1,033
GWP change (% year over year)	6%		9%
Net written premiums	$282	$258	$912	$839
NWP change (% year over year)	9%		9%
Net earned premiums	$296	$270	$888	$803
NEP change (% year over year)	10%		11%

Underwriting gain	$35	$15	$66	$58

Loss ratio excluding catastrophes and development	57.9%	58.6%	57.8%	58.6%
Effect of catastrophe impacts	2.3	4.1	2.7	2.7
Effect of development-related items	—	—	1.7	(0.6)
Loss ratio	60.2%	62.7%	62.2%	60.7%

Expense ratio	28.1%	31.7%	30.3%	32.1%

Combined ratio	88.3%	94.4%	92.5%	92.8%
Combined ratio excluding catastrophes and development	86.0%	90.3%	88.1%	90.7%
•The underlying combined ratio improved 4.3 points as compared with the prior year quarter. The expense ratio improved 3.6 points driven by a favorable reinsurance acquisition related catch-up adjustment and net earned premium growth of 10%. The underlying loss ratio improved 0.7 points as compared with the prior year quarter.
•The combined ratio improved 6.1 points as compared with the prior year quarter. Catastrophe losses were $7 million, or 2.3 points of the loss ratio in the quarter compared with $10 million, or 4.1 points of the loss ratio, for the prior year quarter.
•Excluding currency fluctuations, gross written premiums grew 4% and net written premiums grew 7% for the third quarter of 2023.

Life & Group

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2023	2022 (a)	2023	2022 (a)
Net earned premiums	$112	$118	$340	$356
Claims, benefits and expenses	371	556	1,087	1,236
Net investment income	216	187	659	600
Core loss	(29)	(192)	(52)	(196)
(a) As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
Core loss improved $163 million for the third quarter of 2023 as compared with the prior year quarter. Both periods are inclusive of assumption updates as a result of the annual reserve reviews. Results for the prior year quarter have been adjusted to reflect the application of the LDTI accounting standard and include an unfavorable impact from reserve assumption updates in 2022.
The assumption updates in the third quarter of 2023 unfavorably impacted core loss by $2 million after-tax, which is comprised of an $8 million increase in long term care reserves, partially offset by a $6 million reduction in structured settlement reserves.
Adjusted to reflect the application of the LDTI accounting standard, assumption updates in the third quarter of 2022 unfavorably impacted core loss by $143 million after-tax. The 2022 assumption updates included an $186 million increase in long term care reserves, primarily driven by the unfavorable impact of increased cost of care inflation offset by favorable premium rate action assumptions. In addition, favorable assumption updates resulted in a $5 million reduction in structured settlement reserves.
Corporate & Other

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2023	2022	2023	2022
Insurance claims and policyholders' benefits	$10	$(13)	$32	$36
Interest expense	35	28	93	84
Net investment income	19	5	43	10
Core loss	(33)	(25)	(97)	(131)
Core loss increased $8 million for the third quarter of 2023 as compared with the prior year quarter driven by unfavorable net prior year loss reserve development partially offset by higher net investment income. The current quarter includes a $16 million after-tax charge related to unfavorable prior year development largely associated with legacy mass tort claims compared with no charge in the third quarter of 2022.
Net Investment Income

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
	2023	2022	2023	2022
Fixed income securities and other	$525	$466	$1,529	$1,353
Limited partnership and common stock investments	28	(44)	124	(51)
Net investment income	$553	$422	$1,653	$1,302
Net investment income increased $131 million for the third quarter of 2023 as compared with the prior year quarter. The increase was driven by a $72 million increase in income from limited partnership and common stock investments and a $59 million increase in income from fixed income securities and other investments.
Stockholders' Equity
Stockholders’ equity of $8.6 billion was consistent with year-end 2022. Book value per share ex AOCI of $45.43 increased 7% from year-end 2022 adjusting for $2.46 of dividends per share. As of September 30, 2023, statutory capital and surplus for the Combined Continental Casualty Companies was $10.6 billion.

Accounting Standards Update
In August 2018, the FASB issued ASU 2018-12, Financial Services-Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI). The updated accounting guidance requires changes to the measurement and disclosure of long-duration contracts. For the Company, this includes the run-off long term care business in the Life & Group segment. The Company adopted the new guidance effective January 1, 2023, using the modified retrospective method applied as of the transition date of January 1, 2021. All prior period amounts have been adjusted to reflect application of the new guidance. While the requirements of the new guidance represent a material change from legacy accounting, the new guidance does not impact capital and surplus under statutory accounting practices, cash flows or the underlying economics of the business. Additional information regarding the Company’s adoption of ASU 2018-12 and the impact to historical financial results is contained in the Company's Q1 2023 Financial Supplement, furnished on Form 8-K, on May 1, 2023 with the Securities and Exchange Commission.

About the Company
CNA is one of the largest U.S. commercial property and casualty insurance companies. Backed by more than 125 years of experience, CNA provides a broad range of standard and specialized insurance products and services for businesses and professionals in the U.S., Canada and Europe.  For more information, please visit CNA at www.cna.com.
Contact

Media:	Analysts:
Heather Giordano, 312-822-4319	Ralitza Todorova, 312-822-3834

Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 8:00 a.m. (CT) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, Scott R. Lindquist, Executive Vice President and Chief Financial Officer of CNA Financial Corporation and other members of senior management. Participants can access the call by dialing (844) 481-2830 (USA Toll Free) or +1 (412) 317-1850 (International). The call will also be broadcast live on the internet and may be accessed from the Investor Relations page of the CNA website (www.cna.com). A presentation will be posted and available on the CNA website that will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting investor.relations@cna.com.
Definition of Reported Segments
•Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
•Commercial works with a network of brokers and independent agents to market a broad range of property and casualty insurance products to all types of insureds targeting small business, construction, middle markets and other commercial customers.
•International underwrites property and casualty coverages on a global basis through a branch operation in Canada, a European business consisting of insurance companies based in the U.K and Luxembourg and Hardy, our Lloyd's Syndicate.
•Life & Group includes the individual and group run-off long term care businesses as well as structured settlement obligations not funded by annuities related to certain property and casualty claimants.
•Corporate & Other primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re, asbestos and environmental pollution (A&EP), a legacy portfolio of excess workers' compensation (EWC) policies and certain legacy mass tort reserves.
Financial Measures
Management utilizes the following metrics in their evaluation of the Property & Casualty Operations.
These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).
•Loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums.
•Underlying loss ratio represents the loss ratio excluding catastrophe losses and development-related items.
•Expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums.
•Dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums.
•Combined ratio is the sum of the loss, expense and dividend ratios.
•Underlying combined ratio is the sum of the underlying loss, expense and dividend ratios.
Renewal premium change represents the estimated change in average premium on policies that renew, including rate and exposure changes.
Rate represents the average change in price on policies that renew excluding exposure change. For certain products within Small Business, where quantifiable, rate includes the influence of new business as well.
Exposure represents the measure of risk used in the pricing of the insurance product. The change in exposure represents the change in premium dollars on policies that renew as a result of the change in risk of the policy.
Retention represents the percentage of premium dollars renewed, excluding rate and exposure changes, in comparison to the expiring premium dollars from policies available to renew.

New business represents premiums from policies written with new customers and additional policies written with existing customers.
Gross written premiums ex. 3rd party captives represents gross written premiums excluding business which is ceded to third party captives, including business related to large warranty programs.
Development-related items represents net prior year loss reserve and premium development, and includes the effects of interest accretion and change in allowance for uncollectible reinsurance and deductible amounts.
Underwriting gain (loss) represents net earned premiums less total insurance expenses, which includes insurance claims and policyholders' benefits, amortization of deferred acquisition costs and other insurance related expenses, pre-tax.
Underlying underwriting gain (loss) represents underwriting results excluding catastrophe losses and development-related items.
Statutory capital and surplus represents the excess of an insurance company's admitted assets over its liabilities, including loss reserves, as determined in accordance with statutory accounting practices. Statutory capital and surplus as of the current period is preliminary.
The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk.
Reconciliation of GAAP Measures to Non-GAAP Measures
This press release also contains financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. The Company believes the presentation of these measures provides investors with a better understanding of the significant factors that comprise the Company's operating performance. Reconciliations of these measures to the most comparable GAAP measures follow below.
Reconciliation of Net Income (Loss) to Core Income (Loss)
Core income (loss) is calculated by excluding from net income (loss) the after-tax effects of net investment gains or losses. The calculation of core income (loss) excludes net investment gains or losses because net investment gains or losses are generally driven by economic factors that are not necessarily reflective of our primary operations. Management monitors core income (loss) for each business segment to assess segment performance. Presentation of consolidated core income (loss) is deemed to be a non-GAAP financial measure.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2023	2022 (a)	2023	2022 (a)
Net income	$258	$(42)	$838	$443
Less: Net investment (losses) gains	(31)	(85)	(84)	(128)
Core income	$289	$43	$922	$571
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
Reconciliation of Net Income (Loss) per Diluted Share to Core Income (Loss) per Diluted Share
Core income (loss) per diluted share provides management and investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core income (loss). Core income (loss) per diluted share is core income (loss) on a per diluted share basis.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
	2023	2022 (a)	2023	2022 (a)
Net income per diluted share	$0.95	$(0.15)	$3.08	$1.63
Less: Net investment (losses) gains	(0.11)	(0.31)	(0.31)	(0.47)
Core income per diluted share	$1.06	$0.16	$3.39	$2.10
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.

Reconciliation of Book Value per Share to Book Value per Share Excluding AOCI
Book value per share excluding AOCI allows management and investors to analyze the amount of the Company's net worth primarily attributable to the Company's business operations. The Company believes this measurement is useful as it reduces the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

	September 30, 2023	December 31, 2022 (a)
Book value per share	$31.61	$31.55
Less: Per share impact of AOCI	(13.82)	(13.28)
Book value per share excluding AOCI	$45.43	$44.83
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
Calculation of Return on Equity and Core Return on Equity
Core return on equity provides management and investors with a measure of how effectively the Company is investing the portion of the Company's net worth that is primarily attributable to its business operations.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2023	2022 (a)	2023	2022 (a)
Annualized net income	$1,033	$(168)	$1,118	$591
Average stockholders' equity including AOCI (b)	8,644	8,505	8,555	9,554
Return on equity	11.9%	(2.0)%	13.1%	6.2%

Annualized core income	$1,154	$169	$1,229	$761
Average stockholders' equity excluding AOCI (b)	12,228	12,087	12,225	12,235
Core return on equity	9.4%	1.4%	10.1%	6.2%
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
(b)Average stockholders' equity is calculated using a simple average of the beginning and ending balances for the period.
For additional information, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statements
This press release includes statements that relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties, please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
Any descriptions of coverage under CNA policies or programs in this press release are provided for convenience only and are not to be relied upon with respect to questions of coverage, exclusions or limitations. With regard to all such matters, the terms and provisions of relevant insurance policies are primary and controlling. In addition, please note that all coverages may not be available in all states.
“CNA" is a registered trademark of CNA Financial Corporation. Certain CNA Financial Corporation subsidiaries use the "CNA" trademark in connection with insurance underwriting and claims activities. Copyright © 2023 CNA. All rights reserved.

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